==========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C.  20549
                         _________________________

                                 FORM T-1

                         STATEMENT OF ELIGIBILITY
                 UNDER THE TRUST INDENTURE ACT OF 1939 OF
                A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                ___________________________________________

            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
             A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

                 ________________________________________

                               CHEMICAL BANK
            (Exact name of trustee as specified in its charter)

                  New York                         13-4994650
           (State of incorporation             (I.R.S. employer
           if not a national bank)            identification No.)

              270 Park Avenue
             New York, New York
          (Address of principal                      10017
            executive offices)                     (Zip Code)

                            William H. McDavid
                              General Counsel
                              270 Park Avenue
                         New York, New York 10017
                           Tel:  (212) 270-2611
         (Name, address and telephone number of agent for service)

          ______________________________________________________

                P.T. ALatieF Freeport Finance Company B.V.
            (Exact name of obligor as specified in its charter)

               The Netherlands                   (Not Applicable)
        (State or other jurisdiction of          (I.R.S. employer
         incorporation or organization)         identification No.)

              Building "Coolse Poort"
            Coolsingel 139 (9th Floor)
        3012 AG Rotterdam The Netherlands         (Not Applicable)
     (Address of principal executive offices)         (Zip Code)

               _____________________________________________

                    Freeport-McMoRan Copper & Gold Inc.
       (Exact name of obligor/guarantor as specified in its charter)

                    Delaware                           74-2480931
         (State or other jurisdiction of           (I.R.S. employer
          incorporation or organization)          identification No.)

                1615 Poydras Street
               New Orleans, Louisiana                   70112
     (Address of principal executive offices)         (Zip Code)


          -----------------------------------------------------------
                        ______% Senior Notes due 2001
                         Guaranty of Senior Notes
                    (Title of the indenture securities)

==============================================================================

                                  GENERAL

Item 1. General Information.
        -------------------

        Furnish the following information as to the trustee:

   (a) Name and address of each examining or supervising authority to which it is subject. New York State Banking Department, State House, Albany, New York 12110.

        Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

        Federal Deposit Insurance Corporation, Washington, D.C., 20429.

   (b)  Whether it is authorized to exercise corporate trust powers.

        Yes.

Item 2. Affiliations with the Obligors.
        ------------------------------

        If any obligor is an affiliate of the trustee, describe each such affiliations. No such affiliation exists. Additionally, neither the trustee, the trustee's parent or any affiliate of the trustee is an obligor on the Indenture securities nor is any such person directly or indirectly controlling, controlled by, or under common control with any obligor.

Item 13. Defaults by the Obligors.
         ------------------------

   (a) State whether there is or have been a default with respect to the securities under this indenture. Explain the nature of any such default.

        None.

   (b) If the Trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of any obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

        None.

Item 16.  List of Exhibits.
          ----------------

   List below all exhibits filed as a part of this Statement of Eligibility.

   1. A copy of the Articles of Association of the Trustee (Organization Certificate) together with Certificates of Amendment dated February 17, 1969 and August 31, 1977 and December 31, 1980 and September 9, 1982 and February 28, 1985 and December 2, 1991. (1)

   2. A copy of the Certificate of Authority of the Trustee to Commence Business. (1)

   3. None; authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

   4.  A copy of the existing By-Laws of the Trustee.(2)

   5.  Not applicable.

   6.  The consent of the Trustee required by Section 321(b) of the Act.(1)

   7. A copy of the latest report of condition of Chemical Bank, published pursuant to law or the requirements of its supervising or examining authority.

   8.  Not applicable.

   9.  Not applicable.
_____________

(1) The documents identified above as Exhibits 1, 2 and 6 constitute exhibits attached (under the same exhibit numbers, respectively) to the Statement of Eligibility (Form T-1) filed by Maxus Energy Corporation, as a separate part of said Corporation's Registration Statement under the Securities Act of 1933, as amended (Form S-3; Registration No. 33-50010), with the Securities and Exchange Commission, and such documents, previously filed as aforesaid, are hereby incorporated by reference as exhibits in this Statement of Eligibility pursuant to Rule 7a-29 of the Securities and Exchange Commission.

(2) The document identified above as Exhibit 4 constitutes an exhibit attached (under the same exhibit number) to the Statement of Eligibility (Form T-1) filed by Delmarva Power & Light Company, as a separate part of said Corporation's Registration Statement under the Securities Act of 1933, as amended (Form S-3; Registration No. 33-46892), with the Securities and Exchange Commission, and such documents, previously filed as aforesaid, are hereby incorporated by reference as an exhibit in this Statement of Eligibility pursuant to Rule 7a-29 of the Securities and Exchange Commission.

NOTE
- ----

   Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said item is based upon incomplete information. Item 2 may, however, be considered correct unless amended by an amendment to this Form T-1.

   In answering any items in this Statement of Eligibility which relate to matters peculiarly within the knowledge of an obligor, or its directors or officers, the Trustee will rely upon information to be furnished to it by the obligor.


                                 SIGNATURE

   Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 14th day of February, 1994.

                                           CHEMICAL BANK


                                                 /s/    P. Morabito
                                           By ________________________________
                                                        P. Morabito
                                                     Senior Trust Officer

NOTE
- ----


   Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said item is based upon incomplete information. Item 2 may, however, be considered correct unless amended by an amendment to this Form T-1.

   In answering any items in this Statement of Eligibility which relate to matters peculiar within the knowledge of an obligor, or its directors or officers, the Trustee will rely upon information to be furnished to it by the obligor.

                                 SIGNATURE

   Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 14th day of February, 1994.

                                           CHEMICAL BANK

                                           By /s/  P. Morabito
                                              ----------------------
                                                   P. Morabito
                                                Senior Trust Officer


                                                       Exhibit 7 to Form T-1

                             Bank Call Notice

                          RESERVE DISTRICT NO. 2
                    CONSOLIDATED REPORT OF CONDITION OF

                               Chemical Bank
               of 270 Park Avenue, New York, New York 10017
                  and Foreign and Domestic Subsidiaries,
                  a member of the Federal Reserve System,

         at the close of business September 30, 1993, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                Dollar Amounts
                   ASSETS                                         in Millions
                                                                --------------


Cash and balances due from depository institutions:
        Noninterest-bearing balances and currency and coin .....   $  5,291
        Interest-bearing balances ..............................      4,658
Securities .....................................................     20,620
Federal Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge
        and Agreement subsidiaries, and in IBF's:
        Federal funds sold .....................................      1,706
        Securities purchased under agreements to resell ........        434
Loans and lease financing receivables:
        Loans and leases, net of unearned income................    $63,249
        Less: Allowance for loan and lease losses...............      2,197
        Less: Allocated transfer risk reserve ..................        181
        Loans and leases, net of unearned income, allowance,
        and reserve ............................................     60,871
Assets held in trading accounts ................................      6,747
Premises and fixed assets (including capitalized leases)........      1,132
Other real estate owned ........................................        786
Investments in unconsolidated subsidiaries and
        associated companies....................................        116
Customer's liability to this bank on acceptance outstanding.....      1,231
Intangible assets ..............................................        504
Other assets ...................................................      6,894
TOTAL ASSETS ...................................................   $110,990
                                                                  =========

LIABILITIES

Deposits
        In domestic offices ....................................    $50,535
        Noninterest-bearing ....................................    $17,241
        Interest-bearing .......................................     33,294
        In foreign offices, Edge and Agreement subsidiaries,
        and IBF's ..............................................     23,545
        Noninterest-bearing ....................................    $   136
        Interest-bearing .......................................     23,409

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and
        of its Edge and Agreement subsidiaries, and in IBF's
        Federal funds purchased ................................      9,006
        Securities sold under agreements to repurchase .........        685
Demand notes issued to the U.S. Treasury .......................      1,502
Other Borrowed money ...........................................      8,152
Mortgage indebtedness and obligations under capitalized leases..         18
Bank's liability on acceptances executed and outstanding........      1,249
Subordinated notes and debentures ..............................      3,350
Other liabilities ..............................................      5,267

TOTAL LIABILITIES ..............................................    103,309

EQUITY CAPITAL

Common stock ...................................................        620
Surplus ........................................................      4,501
Undivided profits and capital reserves .........................      2,565
Cumulative foreign currency translation adjustments ............           (5)

TOTAL EQUITY CAPITAL ...........................................      7,681

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
        STOCK AND EQUITY CAPITAL ...............................   $110,990
                                                                 ==========


          I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                         JOSEPH L. SCLAFANI

          We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.


                JOHN F. McGILLICUDDY    )
                WALTER V. SHIPLEY       )   DIRECTORS
                EDWARD D. MILLER        )